Exhibit 10.15

Exclusive Option Agreement

This Exclusive Option Agreement (this “Agreement”), dated as of January 21, 2019, is made by and among the following parties in Beijing, the People’s Republic of China (“PRC”):

Party A: Tianjin Wuba Daojia Information Technology Co., Ltd., a wholly foreign-owned enterprise duly established and validly registered under the laws of the PRC, whose unified social credit code is 91120116MA06DHCM6C and whose registered address is at Room 808, Jinzuo Plaza, No. 5, Meiyuan Road, Binhai High-tech Zone, Tianjin.

Party B:	Xiaohua Chen, PRC citizen, whose Identity Number is [***];

Jinbo Yao, PRC citizen, whose Identity Number is [***];

Party C:	Tianjin Haodaojia Information Technology Co., Ltd., a company with limited liabilities duly established and validly registered under the laws of the PRC, whose unified social credit code is 91120116MA06DJ988B, and whose registered address is at Room 805, Jinzuo Plaza, No. 5, Meiyuan Road, Huayuan Industrial Zone, Binhai High-tech Zone, Tianjin.

(Party A, Party B and Party Care respectively hereinafter referred to as “Party”, and are collectively referred to as “Parties”)

WHEREAS:

Party B owns 100% of the equity interests of Party C in total. Through amiable negotiation, the Parties mentioned above intend to enter into an agreement concerning Party A or its designated party purchasing the equity interests of Party C owned by Party B.

NOW THEREFORE, the Parties through amiable negotiations agree as follows:

1.	Exclusive Purchase Right

1.1

Upon the execution of this Agreement, Party A shall have right to, at any time, require Party B upon the following situation, subject to the requirements by Party A, to transfer any and all of the 100% equity interest of Party C held by Party B (“Purchase Shares”) in the consideration provided in the Section 3 of this Agreement, and Party B shall transfer the Equity Interest to Party A or the third party designated by the Party A according to the requirements by Party A:

1.1.1	Party A or the third party designated by Party A is permitted to hold any or all of the Equity Interest under the P.R.C. laws; or

1.1.2	Subject to the P.R.C. laws, any situation as Party A thinks is appropriate or necessary.

Party A’s right to purchase the Equity Interest provided under this Agreement shall be exclusive, unconditional and irrevocable.

1.2

The Parties hereby agree that subject to the terms and condition of this Agreement and without violating the P.R.C. law Party A shall have right to, at its option, exercise any or all of the right to purchase the Equity Interest and acquire any or all Equity Interest. The Parties hereby further agree that the time, method, amount and frequency of Party A to exercise its right to purchase the Equity Interest shall not be limited.

1.3

The Parties hereby agree that subject to the terms and conditions of this Agreement and without violating the P.R.C. laws., Party A shall have right to designate any third party to acquire any and all of the Equity Interest. Unless prohibited by the P.R.C. laws, Party B shall not refuse to transfer any or all the Equity Interest to such designated third party.

1.4

Party B shall not transfer the Equity Interest to any third party without Party A’ prior written consent until all the Equity Interest have been transferred to Party A or its designated Party in accordance with this Agreement, i.e., until Party B no longer holds any equity interest of Party C. Party B shall not create any pledge or any encumbrance on the Equity Interest in the benefit of any third party except that provided in the Equity Interest Pledge Agreement executed by Party A and Party B.

1.5

Party B hereby agrees that as the shareholder of Party C, subject to the P.R.C. laws, before Party B transfers the Equity Interest to Party A, Party B shall deliver the dividends, bonus, or any other property distributed from Party C to Party A or any third party designated by Party A as soon as possible within three (3) days after receipt of such dividends, bonus or any other property the taxes of required by P.R.C. laws have been paid.

2.	Exercise Procedure

2.1

In the event that Party A decides to exercise its exclusive right to purchase share according to the Section 1.1.above, Party A shall provide a written notice to Party B (“Purchase Notice”) in the form set forth in Appendix 3 of this Agreement, and such Purchase Notice shall specify the following information: (a) the portion or number of equity interest Party A intends to purchase (“Purchased Share”); and (b) the name and identity of the purchaser. Party B and Party C shall provide all of materials and documents necessary for the transfer of Purchased Share, including but not limited to the Equity Transfer Agreement and Confirmation Letter in the form set forth in the Appendix 1 and Appendix 2 of this Agreement.

2.2	Except the Purchase Notice provided in the Section 2.1 of this Agreement, there shall be no other prerequisite or attached conditions for Party A to exercise his right to purchase Equity Interest.

2.3

Party B shall assist and coordinate with Party C in time and to complete the approval procedures (if required by the P.R.C. laws) and the procedures with industrial and commercial authorities in accordance with the P.R.C. laws.

2.4

The date when all the procedures of transferring 100% equity interest of Party C in accordance with this Agreement have been completed shall be regarded as the completion date of Party A in exercising its exclusive right to purchase Equity Interest.

3.	Purchase Price

3.1

Without violation of the PRC laws or regulations, when Party A exercises its right to purchase Equity Interest, the purchase price of the Purchased Share (“Purchase Price”) shall be zero or the lowest price permitted under PRC laws. In the event that the Equity Interest is transferred in different installments, the Purchase Price shall be determined by the relevant specific time and proportion of the transfer of Equity Interest.

3.2

If the Equity Interest is unable to transfer without consideration, Party B hereby agrees that after Party A or its designated Party exercises the right to purchase Equity Interest, Party B shall deliver all the consideration and payment that Party B obtain from the transfer of Equity Share to Party C, Party A or its designated party according to the requirement of Party A.

3.3	Party C shall bear the taxes and expenses incurred due to the performance of the transfer (including the price gift) of the equity of the bid under this Article 3.

4.	Warrants, Representations and Covenants

4.1	Each Party hereby warrant, represent to the each other that:

4.1.1	It has all necessary rights, power and authorities to execute and perform this Agreement;

4.1.2

It has performed all internal procedures that are necessary to execute, deliver and perform this Agreement and has obtained all internal and external authorities and approvals for executing and performing this Agreement;

4.1.3

Upon the execution of this Agreement and the Equity Transfer Agreement to which it is a party, this Agreement and the Equity Transfer Agreement shall constitute, or will constitute the legal, valid, and binding obligations and shall be enforceable against it in accordance with its provisions and conditions.

4.1.4

The execution and performance of this Agreement by it will not conflict with, breach or violate (i) its business license or any provision of its Articles of Association; (ii) any law, rules, regulation, authorization or approval by any applicable governmental authority or department; or (iii) any contract or agreement to which it is a party;

4.1.5

without the prior agreement of Party A, Party C shall not incur, inherit, guarantee or suffer the existence of any debt, except for (i) the debts incurred from the ordinary course of business other than through loans, and (ii) debts disclosed to Party A for which Party A’s written consent has been obtain;

4.1.6	Party C have complied with all applicable laws and regulation in asset acquisition;

4.1.7	There is no pending or threatened litigation, arbitration or administrative procedures against the Equity Interest, assets of Party C or Party C;

4.2	Party B and Party C hereby warrant, represent and covenant to Party A as follows:

4.2.1

As of the date of execution of this Agreement, Party B is P.R.C citizen, and shall have the legal ownership right of all the Equity Interest of Party C, and shall have complete and valid right to dispose the Equity Interest. The registered capital of Party C shall have fully paid in. Except the pledge right provided in the Equity Interest Pledge Agreement executed by all Parties and other right that have obtained Party A’s prior written consent, there is not any pledge, mortgage, guarantee, or any other right in the benefit of any third party in the Equity Interest held by Party B, the Equity Interest is free from any claim by any third party, and any third party shall not have any option right to purchase the Equity Interest, right to convert, subscribe in preference or right to cause, transfer, sell, or convert any equity interest in Party C;

4.2.2

During the effective term of this Agreement, except the pledge provided in the Equity Interest Pledge Agreement executed by all Parties and other right that have obtained Party A’s prior written consent, Party B shall not transfer any equity interest of Party C to any third party and shall not create any pledge, mortgage, guarantee, or any other right in the benefit of any third party in the Equity Interest held by Party B, and shall ensure that the Equity Interest is free from any claim of any third party;

4.2.3

They will not supplement, change or amend the Articles of Association and bylaws of Party C in any manner, increase or reduce Party C’s registered capital or change Party C’s structure of registered capital in any other manner without Party A’s prior written consent;

4.2.4	They will not enter into any material contract or change the scope of business of Party C;

4.2.5

Subject to the P.R.C. laws, Party B and Party C shall extent the operation period of Party C based on the operation period of Party A and cause the operation period of Party C the same as that of Party A or adjust the operation period of Party C based on the requirements of Party A in accordance with Party A.

4.2.6

They shall operate Party C’s corporate existence in accordance with good financial and business standards and practices by prudently and effectively operating its business and handling its affairs, and shall obtain all governmental permits and licenses that are necessary for the business of Party C;

4.2.7

they shall always operate all of the businesses of Party C in ordinary course to maintain the asset value of Party C, and shall not terminate any material contract to which Party C is a party or entered into any agreement that affect Party C’s financial status and asset value;

4.2.8

they shall not create, succeed, warrant or allow any debt except the account payable occurred in ordinary course, provided however, such account payable shall not be created by loan from any other person without the prior written consent of Party A;

4.2.9	they shall inform Party A immediately of any litigation, arbitration or administrative proceeding that will occur or may occur related to the assets, businesses, revenues of Party C;

4.2.10	they shall not announce or pay any dividend to the shareholders without prior written consent of Party A;

4.2.11

Without the prior written consent of Party A, they shall not at any time following the date hereof sell, transfer, license or dispose in any manner any asset of Party C, or allow the encumbrance hereon of any asset of Party C, unless Party C is able to prove that the such sale, transfer, license, deposition or encumbrance is necessary for the business of Party C in ordinary course and the transaction amount of one single transaction shall not higher than 100,000 RMB.

4.2.12

In the event that during the effective term of this Agreement Party C liquidates or dissolve, subject to the P.R.C. law, Party B and Party C shall designate person recommended by Party A to constitute the liquidation group and manage the asset of Party C. Party B hereby confirms that in the event of liquidation or dissolution of Party C, Party B shall delivered all the asset distribute in the liquidation and dissolution to Party A or its designated party in the manner that is permitted by the P.R.C. law regardless this 4.2.12 is enforceable.

5.	Governing Law and Dispute Resolution

5.1	Governing Law

The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of PRC.

5.2	Methods of Resolution of Disputes

In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, and to be solved in accordance with its effective Arbitration Rules. The arbitration shall be conducted in Beijing, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on all Parties. Except the parts that have submitted for arbitration, other parts of this Agreement shall remain valid. The validity of this section shall not be influenced by the modification, rescission or termination of this Agreement.

6.	Liabilities

6.1

If any Party fails to perform any of its obligation under this Agreement, or any warrant or representation made by such party under this Agreement is found false or incorrect, it shall constitute a breach of this Agreement by such Party, and such Party shall indemnify other Parties all loss resulted from such breach.

6.2	Unless it is otherwise prohibited by laws, Part B and Party C shall have no right to terminate or rescind this Agreement in any situation.

6.3	This Article shall survive any modification, dissolution or termination of this Agreement.

7.	Notices

7.1

All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

7.1.1	Notice given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

7.1.2	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

7.2	For the purpose of notices, the addresses of the Parties are as follows:

Party A:.

Address: [***]

Attention: Jia Guo

Phone: [***]

Party B:

Xiaohua Chen

Address: [***]

Attention: Jingtong Wang

Phone: [***]

Jinbo Yao

Address: [***]

Attention: Jia Guo

Phone: [***]

Party C:

Address: [***]

Attention: Jia Guo

Phone: [***]

7.3	Any Party may at any time change its address for notices by a notice delivered to other Parties in accordance with the term hereof.

8.	Confidentiality

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is needed to be disclosed by any Party to its legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Sections. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

9.	Further Warranties

The Parties agree to promptly execute documents that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement and take further actions that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement.

10.	Miscellaneous

10.1	Entry into force, Amendments, Changes and Supplements

This agreement is effective when it is signed on the date indicated at the beginning of the text .Any amendment, change and supplement to this Agreement shall require the execution of a written agreement by all of the Parties.

10.2	Headings

The headings of this Agreement are for convenience only, and shall not be used to interpret, explain or otherwise affect the meaning of the provisions of this Agreement.

10.3	Language

This Agreement shall be written in Chinese, and in quadruplicate, one for each party, and each copy has equal legal validity.

10.4	Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intensions of the Parties, and the economic effect of such effective provisions shall be as closed as possible to the economic effect of those invalid, illegal or unenforceable provisions.

10.5	Successors

This Agreement shall be binding on and shall inure to the interest of the respective successors of the Parties and the permitted assigns of such Parties.

10.6	Force Majeure

Force Majeure Event shall mean any objective circumstance, the occurrence of which is unforeseeable, unavoidable, uncontrollable and insurmountable at the time of execution of this Agreement (including but not limited to earthquake, typhoon, flood, fire, strike, war, and rebellion).

In the event of any failure to perform this Agreement due to the Force Majeure Event, the Party suffered by the Force Majeure Event shall immediately (i) inform the other Parties by telegram, facsimile transmission, or other electronic means the Force Majeure Event and shall provide the proofs of Force Majeure in writing within fifteen (15) business days and (ii)take all reasonable and practicable methods to eliminate or mitigate the influence by Force Majeure Event and shall resume the performance of obligations after the influence of Force Majeure Event is eliminated or mitigated.

10.7	Waivers

Any Party may waive the terms and conditions of this Agreement, provided that such a waiver must be provided in writing and shall require the signatures of the Parties. No waiver by any Party in certain circumstances with respect to a breach by other Parties shall operate as a waiver by such a Party with respect to any similar breach in other circumstances.

10.8	Survival

Any obligations that occur or that are due as a result of this Agreement upon the expiration or early termination of this Agreement shall survive the expiration or early terminations hereof.

10.9	Entire Agreement

Except for the amendment, supplements or changes in writing executed after the execution of this Agreement, this Agreement shall constitute the entire agreement reached by and among the Parties hereto with respect to the subject matter hereof, and shall supersede all prior oral and written consultations, representations and contracts reached with respect to the subject matter of this Agreement.

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EXCLUSIVE OPTION AGREEMENT

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first above written.

Party A (Official Seal):

/s/ Tianjin Wuba Daojia Information Technology Co., Ltd.
Tianjin Wuba Daojia Information Technology Co., Ltd.

Authorized Representative (Signature): /s/ Xiangfei Jia

Party B:

/s/ Xiaohua Chen
Xiaohua Chen

/s/ Jinbo Yao
Jinbo Yao

Party C (Official Seal):

/s/ Tianjin Haodaojia Information Technology Co., Ltd.
Tianjin Haodaojia Information Technology Co., Ltd.

Authorized Representative (Signature): /s/ Xiangfei Jia

Appendix 1

Equity Interest Transfer Agreement

This Equity Interest Transfer Agreement (the “Agreement”), dated as of [    ], is made by and among the following parties in [                    ], China:

Transferor:

[                    ]

Transferee:

[                    ]

Through amiable negotiation the Parties stated above agree as follows about the equity interest transfer stated herein:

1.

Transferor agrees to transfer the [    ]% equity interest of Tianjin Haodaojia Information Technology Co., Ltd. it owns (“Target Equity Interests”) to Transferee at a price of RMB                     , and Transferee agrees to purchase such Target Equity Interests.

2.	Upon completion of transfer of Target Equity Interests, Transferor shall no longer enjoy while Transferee enjoys any rights and bear all obligations as the shareholder of Target Equity Interests.

3.	Any matters not mentioned in the Agreement may be determined by supplementary agreements signed by both parties.

4.	The Agreement becomes effective on the date of signature by both parties.

5.	The Agreement is executed in four (4) counterparts, each party holding one and the rest used for Industrial and Commercial alteration registration.

Transferor:
[ ]:
Signature:

Transferee: [ ]

Authorized Representative:

Appendix 2

Confirmation Letter

To: Tianjin Wuba Daojia Information Technology Co., Ltd.

I, the shareholder of Tianjin Haodaojia Information Technology Co., Ltd. (the “Company”), hereby agree and confirm as follows:

1.

I agree to accept all the terms and conditions of the Exclusive Option Agreement entered by the Company and Tianjin Wuba Daojia Information Technology Co., Ltd. (“WFOE”) on                 , and waive my first right to refusal to such equity interest when WFOE exercises its Purchase Right under such agreement. I will take all measures to assist WFOE on the transfer procedures for such equity interest.

2.	I agree to waive my first right to refusal when other shareholders of the Company transfers the equity interest it owns to WFOE or any third party designated by WFOE.

3.

In the event other shareholders of the Company transfers the equity interests it owns to WFOE or any third party designated by WFOE, I will sign or provide necessary documents for the transfer procedures of such equity interests.

[ ]
Signature:
Date: [ ]

Appendix 3

Exercise Notice

To: the Shareholders of Tianjin Haodaojia Information Technology Co., Ltd. (the “Company”) and/or

Tianjin Haodaojia Information Technology Co., Ltd.

In accordance with the Exclusive Option Agreement entered into by you and our company on                     , in circumstances permitted by relevant PRC laws and regulations, you should transfer your equity interests of the Company to our company or any other transferee designated by us according to our request.

Thus, our company hereby sends you the Exercise Notice as follows:

Our company hereby requests to exercise the Purchase Right under the Exclusive Option Agreement, that our company/ other transferee designated by us shall purchase your equity interests of the Company which constitutes [    ] % of the registered capital of the Company (“Transferring Equity Interest”) at a price of RMB [    ]. Please conduct all necessary procedures to transfer such Transferring Equity Interest to our company or other transferee designated by us according to the terms and conditions of the Exclusive Option Agreement after your receipt of this Notice.

Tianjin Wuba Daojia Information Technology Co., Ltd. (Official Seal)

Authorized Representative (Signature):

Name:
Position:
Date: